UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report: November 07, 2000

MAXICARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)


		Delaware                  	 0-12024			  95-
3615709
(State or other              (Commission                 (IRS
Employer
  jurisdiction of               File Number)
Identification No.)
	 incorporation)

1149 South Broadway Street
Los Angeles, California
(Address of principal executive office)
 90015
(Zip Code)

(213) 765-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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5. Other Events

The Company announced on November 3, 2000 the closing of the previously announced sale of 8.1 million shares of its common stock at $1.00 per share with certain qualified institutional buyers and highly accredited institutional investors.

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Item 7.  Financial Statements and  Exhibits.

	(b) Exhibits.

99.1	1.	Press Release dated November 3, 2000 announcing the
completion of the
			private placement transaction.

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SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					MAXICARE HEALTH PLANS, INC.
					(Registrant)


Date:  November 7, 2000			By:__      /s/ Richard A.
Link________

Chief Financial Officer


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